Exhibit 5.20

[Perkins Coie Letterhead]

May 6, 2011

ClubCorp Club Operations, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234

Re:                               $415,000,000 10% Senior Notes due 2018

Ladies and Gentlemen:

We have acted as special Illinois and Washington counsel to Columbia Tower Club, Inc., a Washington corporation (“Tower Club”) and The Metropolitan Club of Chicago, Inc., an Illinois corporation (“Metro Club” and together, with Tower Club, the “Relevant Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Relevant Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of the offer to exchange the Company’s existing 10% Senior Notes due 2018 issued on November 30, 2010 (the “Initial Notes”), together with the related guarantees of the Initial Notes by the Relevant Guarantors and other subsidiaries of the Company, for up to $415,000,000 aggregate principal amount of the Company’s 10% Senior Notes due 2018 (the “Exchange Notes”), together with guarantees of the Exchange Notes contained in the Indenture (the “Note Guarantees”) by the Relevant Guarantors and other subsidiaries of the Company (the “Exchange Offer”).  The Initial Notes were, and the Exchange Notes will be, issued pursuant to that certain indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the guarantors named therein (including the Relevant Guarantors) and Wilmington Trust FSB, as trustee.  Except as otherwise indicated herein, capitalized terms defined in the Indenture are used herein as defined in the Indenture.

A.                                    Documents and Matters Examined

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company and the Relevant Guarantors as we have considered

necessary to provide a basis for the opinions expressed herein, including the Indenture and the Registration Statement.   As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers/representatives of the Company and Relevant Guarantors. (c) written statements of representatives of the Company and Relevant Guarantors and (d) the representations and warranties of the Company and Relevant Guarantors in the Indenture and Registration Statement.  We have not independently verified the facts so relied on.

B.                                    Assumptions

We have relied, without investigation, on the following assumptions:

B-1                              Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.

B-2                              Each individual executing and delivering the Indenture or related documents is legally competent to do so.

C.                                    Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

C-1                              Tower Club is a corporation validly existing under Washington law.

C-2                              Metro Club is a corporation validly existing in good standing under Illinois law.

C-3                              Each of the Relevant Guarantors (a) had the corporate power to execute and deliver the Indenture, including its Note Guarantees contained therein, at the time of such execution and delivery and had and has the power to perform its obligations under the Indenture and its Note Guarantee, and (b) has taken all corporate action necessary to authorize the execution and delivery of the Indenture, including its Note Guarantees contained therein, and performance of its obligations under the Indenture and its Note Guarantee.

C-4                              The Relevant Guarantors have duly executed and delivered the Indenture.

C-5                              The Relevant Guarantors’ execution and delivery of the Indenture and performance of their obligations under the Indenture (including the performance of their Note Guarantee) do not:

(a)                                  (i) with respect to Tower Club, violate or conflict with the laws of the State of Washington and (ii) with respect to Metro Club, violate or conflict with the laws of the State of Illinois; or

(b)                                 conflict with, constitute a default under, or violate their respective articles of incorporations or bylaws.

D.                                    Qualifications; Exclusions

D-1                             The opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

D-2                             Except to the extent expressly noted to the contrary in this opinion letter, we express no opinion as to the effect, if any, that one or more of the following matters may have on the opinions expressed herein:

(a)                                  federal securities laws and regulations administered by the Commission, state “blue sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

(b)                                 federal and state laws and regulations dealing with (i) antitrust and unfair competition; (ii) filing and notice requirements (e.g., Hart-Scott-Rodino), other than requirements applicable to charter-related documents such as a certificate of merger; (iii) environmental matters; (iv) land use, subdivisions, and licensing matters; (v) tax; (vi) patents, copyrights, trademarks and intellectual property; (vii) racketeering; (viii) health and safety; (ix) labor and employment; (x) national and local emergencies; (xi) possible judicial deference to acts of sovereign states; (xii) criminal and civil forfeiture; (xiii) statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (xiv) regulation of lenders or the conduct of the business of lenders and that may relate to the Indenture, Exchange Offer, or related transactions;

(c)                                  Federal Reserve Board margin regulations;

(d)                                 compliance with fiduciary duty requirements;

(e)                                  the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing;

(f)                                    fraudulent transfer and fraudulent conveyance laws;

(g)                                 pension and employee benefit laws and regulations;

(h)                                 any Relevant Guarantors’ title to or the condition of title of any property; and

(i)                                     the creation, attachment, perfection, priority or enforcement of liens or encumbrances.

D-3                             We express no opinion as to the enforceability of the Indenture.

D-4                             We express no opinion as to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

For purposes of expressing the opinions herein, (a) we have examined the laws of Illinois and Washington, and (b) our opinions are limited to such laws.  We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

The opinions expressed herein are limited to matters expressly stated herein, and no other opinions may be implied or inferred.

The opinions herein may be relied upon by your counsel, Simpson Thacher & Bartlett LLP, in connection with their providing certain legal opinions in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations promulgated under the Act, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated under the Act.  No expansion of our opinions may be made by implication or otherwise.

Very truly yours,

/s/ Perkins Coie LLP